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                                                                       EXHIBIT 3


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             JMAR TECHNOLOGIES, INC.
                                      INTO
                              JMAR INDUSTRIES, INC.

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)


        JMAR INDUSTRIES, INC., a Delaware corporation (the "Corporation"), does hereby certify:

        FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

        SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of JMAR Technologies, Inc., a Delaware corporation.

        THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 22nd day of May, 1998, determined to merge into itself JMAR Technologies, Inc. on the conditions set forth in such resolutions:

                RESOLVED: That the Corporation merge into itself its subsidiary, JMAR Technologies, Inc. and assume all of said subsidiary's liabilities and obligations; FURTHER RESOLVED: That the President and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge JMAR Technologies, Inc. into this corporation and to assume said subsidiary's liabilities and obligations on the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of Kent County. FURTHER RESOLVED: That upon the merger of JMAR Technologies, Inc. with and into this corporation, the name of this corporation shall be changed to JMAR Technologies, Inc.

        IN WITNESS WHEREOF, JMAR Industries, Inc. has caused its corporate seal to be affixed and this certificate to be signed by John S. Martinez, its President and Dennis E. Valentine, its Secretary, this 22nd day of May, 1998.


                                                    JMAR INDUSTRIES, INC.

                                                    By:/s/ John S. Martinez
                                                       --------------------
                                                      John S. Martinez,
                                                      President


ATTEST:

By:/s/ Dennis E. Valentine
   -----------------------
   Dennis E. Valentine, Secretary



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